As filed with the Securities and Exchange Commission on May 21, 2012

Registration No. 333-179839

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

                     to

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

D.E MASTER BLENDERS 1753 B.V.*

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

The Netherlands	2095	98-1039121
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Vleutensevaart 100

Utrecht, 3532 AD

The Netherlands

+31 30-292-7311

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Onno van Klinken Vleutensevaart 100 Utrecht, 3532 AD The Netherlands Phone: +31 30-292-7471 Fax: +31 30 292-7251	Rodd M. Schreiber Gregg A. Noel Skadden, Arps, Slate, Meagher & Flom LLP 155 N. Wacker Drive Chicago, IL 60606 Phone: (312) 407-0700 Fax: (312) 407-0411

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*	The registrant will convert from a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) to a public company with limited liability (naamloze vennootschap) prior to the completion of the separation.

EXPLANATORY NOTE

The purpose of this Amendment No. 4 to the Registration Statement on Form F-1 of D.E MASTER BLENDERS 1753 B.V. is to file additional exhibits. Accordingly, this Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. The prospectus and financial statements are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6.	Indemnification of Directors and Officers

Although Dutch law does not expressly provide for the indemnification of officers and directors, the concept of indemnification of directors of a company for liabilities arising from their actions as members of the board is, in principle, accepted in the Netherlands. Our Articles provide for indemnification of executive and non-executive directors and senior management by the company to the fullest extent permitted by Dutch law against liabilities, expenses and amounts paid in settlement relating to claims, actions, suits or proceedings to which a director or member of senior management becomes a party as a result of his or her position.

Item 8.	Exhibits

The Exhibit Index is hereby incorporated herein by reference.

Item 9.	Undertakings

(a)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Utrecht, the Netherlands, on this 21st day of May, 2012.

D.E MASTER BLENDERS 1753 B.V.

/s/ Onno van Klinken
Onno van Klinken General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michiel Herkemij	Chief Executive Officer (Principal Executive Officer)	May 21, 2012

* Michel Cup	Chief Financial Officer (Principal Financial and Accounting Officer)	May 21, 2012

* Jan Bennink	Non-executive Director	May 21, 2012

*By:	/s/ Onno van Klinken
Onno van Klinken Attorney-in-Fact

Immediately following the registrant’s conversion to a limited liability company incorporated under the laws of the Netherlands, each of the persons set forth above will continue to serve in the capacities set forth next to his/her name.

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of D.E MASTER BLENDERS 1753 B.V. has signed this amendment to the registration statement in the United States on May 21, 2012.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Kate Ledyard
Name:	Kate Ledyard
Title:	Manager, Law Debenture Corporate Services Inc.

EXHIBIT INDEX

Exhibit Number	Description of Document
2.1	Form of Master Separation Agreement*

3.1	Articles of Association of the Registrant*

3.2	Deed of Amendment of Articles of Association of the Registrant*

3.3	Form of Articles of Association of the Registrant, to become effective prior to the closing of the separation*

5.1	Form of Opinion of De Brauw Blackstone Westbroek N.V.*

8.1	Form of Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP*

10.1	D. E MASTER BLENDERS 1753 N.V. 2012 Long Term Incentive Share Plan*

10.2	Agreement dated August 30, 2011 between Sara Lee Corporation and Michiel Herkemij*

10.3	Lease Agreement for Purposes Other Than That of Housing dated as of December 17, 2010 between Felix y Enrique Marcilla S.L. and Sara Lee Southern Europe S.L. and Declaration of Amendment dated February 11, 2011*

10.4	Partnership Agreement dated March 30, 2012 between Philips Consumer Lifestyle B.V., Koninklijke Philips Electronics N.V. and Sara Lee/DE B.V.* †

10.5	Trademark Transfer Agreement dated March 30, 2012 between Koninklijke Philips Electronics N.V. and Sara Lee/DE B.V.*

10.6	Form of Addendum to the Management Services Agreement Change in Control Clause by and among Sara Lee Corporation, D.E MASTER BLENDERS 1753 B.V. and Michiel Herkemij

10.7	Note Purchase and Guarantee Deed dated May 15, 2012 by and among DE US, Inc., D.E MASTER BLENDERS 1753 B.V. and Sara Lee Corporation†

21.1	Subsidiaries of the Registrant*

23.1	Consent of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm*

23.2	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.1)

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)

23.4	Consent of Duff & Phelps, LLC, an independent financial advisory firm*

24	Powers of Attorney (included on signature page)*

99.1	Instruction Form for DTC Participants

99.2	Instruction Form for Registered Shareholders

*	Previously filed.
†	Portions of the exhibit have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act.

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